UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

WORKHORSE GROUP INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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FOR IMMEDIATE RELEASE

Workhorse Group Announces Filing of Definitive Proxy Statement in

Connection with Special Meeting of Stockholders

Urges Stockholders to Vote “FOR” The Proposal to Increase Workhorse’s Authorized Shares

CINCINNATI, July 25, 2023 -- Workhorse Group Inc. (Nasdaq: WKHS) (“Workhorse” or “the Company”), an American technology company focused on pioneering the transition to zero emission commercial vehicles, today announced the filing of a definitive proxy statement with the U.S. Securities and Exchange Commission in connection with its upcoming Special Meeting of Stockholders (the “Special Meeting”). The Special Meeting is being held for stockholders to vote on increasing the number of authorized shares of Workhorse common stock.

“Over the last two years, we have made important progress rebuilding Workhorse. Today, we are a differentiated commercial EV and drone company with a clear product roadmap, modernized manufacturing facilities and a path to long-term stockholder value creation,” said Workhorse CEO Rick Dauch. “Along with advancing our product roadmap, we are taking steps to ensure we have the financial resources to achieve our goals. From a position of strength, we are evaluating a range of options to determine the best path forward to fund our next phase of production and growth. As part of these efforts, we need the flexibility to issue more shares of our stock. We are therefore asking stockholders to help us build a financial bridge to continued growth and long-term stockholder value by voting FOR the proposal to increase the number of authorized shares of Workhorse common stock.”

In connection with the filing of the definitive proxy statement, Workhorse mailed a letter to stockholders that can be found at https://ir.workhorse.com/sec-filings/information-regarding-special-shareholder-meeting

Information About the Special Meeting and How to Vote

The Special Meeting will be held virtually on August 28, 2023 at 10:30 a.m. Eastern Time. Workhorse stockholders of record at the close of business on July 10, 2023 are entitled to vote at or in advance of the Special Meeting. The Workhorse Board of Directors unanimously recommends that stockholders vote “FOR” the proposal.

Please follow the instructions shown on the proxy card or voting instruction form to vote your shares today. You can vote online or by phone until 11:59 P.M. ET on August 27, 2023. Or you can sign and mail in your proxy card.

Phone: 800-607-0088

wkhs.info@investor.morrowsodali.com

About Workhorse Group Inc.

Workhorse is a technology company focused on providing ground and air-based electric vehicles to the last-mile delivery sector. As an American original equipment manufacturer, we design and build high performance, battery-electric trucks and drones. Workhorse also develops cloud-based, real-time telematics performance monitoring systems that are fully integrated with our vehicles and enable fleet operators to optimize energy and route efficiency. All Workhorse vehicles are designed to make the movement of people and goods more efficient and less harmful to the environment. For additional information visit workhorse.com.

FORWARD LOOKING STATEMENTS

This press release contains certain forward-looking statements within the meaning of federal securities laws with respect to Workhorse Group Inc. (the “Company”), including statements relating to the amendment of our Articles of Incorporation in Nevada and its potential impact on the Company’s ability to obtain financing, build its offerings of commercial electrical vehicles, expand its aerospace business, and capture additional avenues for growth. Forward-looking statements are predictions, projections, and other statements about future events based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: changes in voting and the actual vote counts on the day of the annual meeting; the availability of and need for capital; and the factors, risks and uncertainties regarding the Company’s business described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2023, and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the SEC on May 15, 2023. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Media Contact:

Aaron Palash / Greg Klassen

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

Investor Relations Contact:

Matt Glover and Tom Colton

Gateway Investor Relations

949-574-3860

WKHS@gateway-grp.com